BorgWarner Announces Early Tender Results and Receipt of Requisite Consents to Amend Delphi Technologies’ 5.00% Senior Notes Due 2025
and Related Indenture

Auburn Hills, Michigan, September 17, 2020 - BorgWarner Inc. (NYSE: BWA) ("BorgWarner") announced today that as of 5:00 p.m., New York City time, on September 16, 2020 (the "Early Tender Deadline"), $763.1 million in aggregate principal amount of outstanding 5.00% Senior Notes due 2025 (the "DT Notes") of Delphi Technologies PLC ("Delphi Technologies"), representing approximately 95.39% of the $800 million total outstanding principal amount of the DT Notes, were validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked) in connection with the previously announced private exchange offer (the "Exchange Offer") and related consent solicitation (the "Consent Solicitation") made by BorgWarner on behalf of Delphi Technologies with respect to the DT Notes. As a result, BorgWarner has received the requisite number of consents to adopt certain proposed amendments (the "Amendments") to the DT Notes and the related indenture (the "DT Indenture") under which they were issued.

The Exchange Offer and Consent Solicitation is being made upon the terms and conditions set forth in an offer to exchange and consent solicitation statement dated September 2, 2020 (the "Offering Memorandum"), copies of which were made available to holders of the DT Notes eligible to participate in the Exchange Offer. The Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on October 1, 2020, unless such date is extended or earlier terminated (such date and time, as they may be extended, the "Expiration Date").

Delphi Technologies has entered into a supplemental indenture to the DT Indenture implementing the Amendments. The supplemental indenture became effective upon its execution and delivery, but the Amendments will not become operative until settlement of the Exchange Offer, which is expected to occur on or about October 5, 2020, unless BorgWarner extends the Expiration Date or terminates the Exchange Offer.

BorgWarner's obligation to accept and exchange the DT Notes validly tendered pursuant to the Exchange Offer is subject to certain conditions as set forth in the Offering Memorandum, including the consummation of BorgWarner's previously announced proposed acquisition of Delphi Technologies in an all-stock transaction (the "Transaction"), which is expected to occur in 2020. As a result, the Expiration Date may be extended one or more times. BorgWarner may generally waive any such condition, in its sole discretion, at any time with respect to the Exchange Offer and Consent Solicitation but may not waive the condition that the Transaction shall have been consummated. The Transaction is not conditioned upon the commencement or completion of the Exchange Offer and Consent Solicitation.

Eligible holders who validly tendered and did not validly withdraw their tendered DT Notes by the Early Tender Deadline will be eligible to receive, subject to the terms and conditions set forth in the Offering Memorandum, BorgWarner Notes in the same principal amount as the DT Notes tendered therefor, plus cash consideration of $1.00 per $1,000 principal amount of DT Notes tendered (the "Cash Consideration"). Eligible holders who validly tender their DT Notes after the Early Tender Deadline but on or prior to the Expiration Date will be eligible to receive $970 principal amount of the BorgWarner Notes per $1,000 principal amount of DT Notes validly tendered, but not the Cash Consideration.

This press release is issued pursuant to Rule 135c under the Securities Act of 1933, as amended (the "Securities Act").  This press release is neither an offer to sell nor the solicitation of an offer to buy the BorgWarner Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.  The Exchange Offer has not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction.  The BorgWarner Notes will be issued in reliance upon exemptions from, or in transactions not subject to, registration under the Securities Act.  The BorgWarner Notes will be offered for exchange only (i) to qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and (ii) outside the United States to persons other than U.S. persons (each as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act.  The BorgWarner Notes may not be offered, sold, pledged or otherwise transferred in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

The Exchange Offer and Consent Solicitation are being made only pursuant to the Offering Memorandum.  The Offering Memorandum and other documents relating to the Exchange Offer and Consent Solicitation will be distributed only to holders who confirm that they are within the categories of eligible participants in the Exchange Offer.  None of BorgWarner, Delphi Technologies, their respective directors or officers, the dealer managers and solicitation agents, the exchange agent, the information agent, the trustee for the BorgWarner Notes or the DT Notes, their respective affiliates, or any other person is making any recommendation as to whether holders should tender their DT Notes in the Exchange Offer.

Holders who desire a copy of the eligibility letter should contact Global Bondholder Services Corporation, the information agent for the Exchange Offers and Consent Solicitations, at (866) 470-3800 (U.S. Toll-free).  Banks and brokers should call (212) 430-3774.  The eligibility letter may also be found here: https://gbsc-usa.com/eligibility/bwa.  Global Bondholder Services Corporation will also provide copies of the Offering Memorandum to eligible holders.

This press release, the Offering Memorandum and any other offering material relating to the Exchange Offer are not being made, and have not been approved, by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000. Accordingly, this press release, the Offering Memorandum and any other offering material relating to the Exchange Offer are only being distributed to and are only directed at: (i) persons who are outside the United Kingdom, (ii) persons in the United Kingdom who have professional experience in matters relating to investments who fall within the definition of investment professionals as defined within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Order") or (iii) high net worth entities and other persons who fall within Article 49(2)(a) to (d) of the Order (all such persons together being referred to for purposes of this paragraph as "relevant persons"). The BorgWarner Notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on the Offering Memorandum or any of its contents and may not participate in the Exchange Offer.

The Exchange Offer is not being made to holders of DT Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  The DT Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Offering Memorandum.

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BorgWarner is a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. With manufacturing and technical facilities in 67 locations in 19 countries, BorgWarner employs approximately 29,000 worldwide.
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Notice Regarding Forward-Looking Statements
Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act, 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, that are based on management’s current outlook, expectations, estimates and projections. Words such as "anticipates," "believes," "continues," "could," "designed," "effect," "estimates," "evaluates," "expects," "forecasts," "goal," "guidance," "initiative," "intends," "may," "outlook," "plans," "potential," "predicts," "project," "pursue," "seek," "should," "target," "when," "will," "would" and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. Forward-looking statements are not guarantees of performance and BorgWarner's actual results may differ materially from those expressed, projected or implied in or by the forward-looking statements. You should not place undue reliance on these forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, include, among others: uncertainties regarding the extent and duration of impacts on our business of the current novel coronavirus ("COVID-19"); uncertainties regarding the ability to complete our anticipated acquisition of Delphi Technologies as a result of, among other reasons, the failure to obtain required regulatory approvals for the transaction on the terms expected or on the anticipated schedule or otherwise; our dependence on automotive and truck production, both of which are highly cyclical; our reliance on major original equipment manufacturer customers; commodities availability and pricing; supply disruptions; fluctuations in interest rates and foreign currency exchange rates; availability of credit; our dependence on key management; our dependence on information systems; the uncertainty of the global economic environment; the outcome of existing or any future legal proceedings, including litigation with respect to various claims; future changes in laws and regulations, including, by way of example, tariffs, in the countries in which we operate; and the other risks, including, by way of example, pandemics, such as COVID-19, and quarantines, described in Part I, Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A, "Risk Factors," in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020. We do not undertake any obligation to update or announce publicly any updates to or revisions to any of the forward-looking statements in this press release to reflect any change in our expectations or any change in events, conditions, circumstances or assumptions underlying the statements, except as required by law.
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Email: pnolan@borgwarner.com

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